SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 25, 2018

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Election of Directors.

(d)

On September 20, 2018, the Board of Directors of Ionis Pharmaceuticals, Inc. (the “Company”) elected Peter N. Reikes, Vice Chairman of the Investment Banking Division at Stifel, Nicolaus & Company, Inc. (“Stifel”), and Michael Hayden, Ph.D., Killam Professor at the University of British Columbia and Director of the Translational Laboratory in Genetic Medicine at the National University of Singapore and the Agency for Science, Technology and Research, as members of the Company’s Board of Directors, effective immediately.

There are no arrangements or understandings between either Mr. Reikes or Dr. Hayden and any other persons pursuant to which Mr. Reikes and Dr. Hayden were appointed as directors of the Company.

Mr. Reikes and Dr. Hayden will each receive the standard director compensation that the Company provides to its non-employee directors of $55,000 per calendar year and will be eligible for automatic equity grants under the Company’s Amended and Restated 2002 Non-Employee Directors’ Stock Option Plan.

In addition, Mr. Reikes and Dr. Hayden will enter into the Company’s standard form of indemnity agreement.

Periodically, the Company engages Stifel to provide investment banking services.

A copy of the press release announcing the appointment of Mr. Reikes and Dr. Hayden is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated:	September 25, 2018	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Senior Vice President, Legal, General Counsel and Chief Compliance Officer